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                                                                      EXHIBIT 99

         TOM HERRMANN - MEDIA RELATIONS
         (480) 754-2202

         STEPHEN D. BLUM - INVESTOR RELATIONS
         (480) 754-5040



                     DIAL ANNOUNCES SECOND QUARTER EARNINGS

                          WILL EXCEED CURRENT ESTIMATES

SCOTTSDALE, ARIZ., JUNE 25, 2002 - The Dial Corporation (NYSE:DL) today announced that it expects its second quarter earnings per share to exceed the current First Call consensus estimate of $0.25 by $0.07 per share or possibly more. The better-than-anticipated performance is primarily the result of strong domestic sales, favorable product costs and better results in Argentina than originally anticipated.

         "As we approach the end of the second quarter, sales and earnings continue to be very strong and will exceed our initial expectations," said Herbert M. Baum, The Dial Corporation chairman, president and chief executive officer. "In the second half, we plan to invest additional dollars behind our base business and new product introductions to maintain our strong brands. We will discuss these plans and provide more detailed information and guidance for the full year on our second quarter earnings conference call."

         The Company will release second quarter earnings on Thursday, July 18, 2002, and will host a conference call that day at 9:00 a.m. EDT. The call may be accessed by dialing (952) 556-2804.

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         The Dial Corporation is one of America's leading manufacturers of consumer products, including Dial soaps, Purex laundry detergents, Renuzit air fresheners, and Armour Star canned meats. Dial products have been in the American marketplace for more than 100 years. For more information about The Dial Corporation, visit the Company's Web site at www.dialcorp.com.

         Statements in this press release as to the Company's expectations, beliefs, plans or predictions for the future are forward-looking statements within the Private Securities Litigation Reform Act of 1995 (the "PSLRA"). Such forward-looking statements include the Company's expectations for earnings per share in the second quarter of 2002.

         Forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events and are subject to numerous known and unknown risks and uncertainties that could cause actual events or results to differ materially from those projected. For example, actual events or results could differ materially if (1) there is a further devaluation of the Argentine Peso or economic conditions in Argentina continue to deteriorate, (2) economic conditions in the U.S. deteriorate resulting in lower sales, (3) competition in the categories in which the Company competes continues or intensifies, resulting in lower sales or requiring increased expenditures and lower profit margins to preserve or maintain market shares, (4) efforts to reduce costs are unsuccessful or do not yield anticipated savings, including the cost cutting and restructuring efforts in Argentina, (5) new products are unsuccessful or do not produce the sales anticipated, (6) there are increases in raw material, petroleum, natural gas and/or energy prices, (7) the Company does not achieve the benefits anticipated from steps being taken to try to improve operations and financial results, or (8) the Company experiences a loss of or a substantial decrease in purchases by any of its major customers, including reduced purchases resulting from financial difficulties being experienced

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by K Mart. These and other factors that could cause actual events or results to differ materially from those in the forward-looking statements are described in "Management's Discussion and Analysis of Results of Operations and Financial Condition - Factors That May Affect Future Results and Financial Condition" in the Company's Annual Report on Form 10-K for the year ended December 31, 2001.

         Due to these inherent uncertainties, the investment community is urged not to place undue reliance on forward-looking statements. In addition, the Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to projections over time.

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